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                                                                   EXHIBIT 10.17

             SOUTHDOWN, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                AGREEMENT OUTLINING SUPPLEMENTAL BENEFITS UPON A
                                CHANGE IN CONTROL

         WHEREAS, pursuant to the Southdown, Inc. Supplemental Executive Retirement Plan (the "Plan"), Southdown, Inc. (the "Company") has previously notified _____("Executive") of the terms of Executive's participation in the Plan; and

         WHEREAS, pursuant to Section 8.1 of the Plan, the Retirement Committee, as defined in the Plan, has designated Executive as the recipient of a benefit enhancement upon the occurrence of a Change in Control, as defined in the Plan.

         NOW, THEREFORE, the Company and the Executive hereby agree to amend the terms of Executive's participation in the Plan as follows (the "Amendment"):

     1. Upon a Change in Control, for purposes of computing Executive's lump sum benefit under Section 8.1 of the Plan, Executive shall be credited with additional Years of Service as if Executive had continued to work for the Company until age 65, and Executive's age for purposes of calculating Executive's lump sum benefit shall be deemed to be 65 years. Executive's lump sum benefit shall be calculated without any reduction for early payment and shall be paid within 10 days following the Change in Control regardless of any retirement or other termination of employment of Executive.

     2. After a Change in Control and upon the expiration of Executive's participation in the medical plan(s) of the Company as an active employee, either through actual employment or an extension of coverage under an employment agreement, Executive shall be entitled to medical benefits as a retiree under the Company's medical plan(s) on terms no less favorable to Executive with respect to benefits and participant contributions as is provided in the Company's medical plan(s) in effect on the date immediately prior to a Change in Control.

     3.  The effective date of this Agreement is January 31, 2000.


                                       SOUTHDOWN, INC.


                                       By:
                                           ------------------------------------


                                       EXECUTIVE
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